NOTICE OF GUARANTEED DELIVERY

For Tender of Common Shares, Par Value U.S. $1.00 Per Share, of

ASA LIMITED

Pursuant to the Offer to Purchase
dated September 1, 2009

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to tender shares pursuant to the Offer (as defined in the Offer to Purchase) by ASA Limited (the “Company”) if (1) your certificates for the shares are not immediately available or cannot be delivered to the Depositary by the expiration of the Offer; (2) you cannot comply with the procedure for book-entry transfer by the expiration of the Offer; or (3) your other required documents cannot be delivered to the Depositary by the expiration of the Offer.

This form, properly completed and duly executed, may be delivered by mail, overnight courier or facsimile transmission to the Depositary. See Section 2 of the Offer to Purchase.

The Depositary for the Offer is:

Depositary Addresses:

By First Class Mail:	By Registered, Certified or Express Mail, or Overnight Courier:

Computershare Trust Company, N.A.	Computershare Trust Company, N.A.
Attention: Voluntary Corporate Actions	Attention: Voluntary Corporate Actions
P.O. Box 43011	250 Royall Street, Suite V
Providence, RI 02940-3011	Canton, MA 02021

For Notice of Guaranteed Delivery

(Eligible Guarantor Institutions Only)

By Facsimile:

(617) 360-6810

To Confirm Facsimile Transmission Only:

(781) 575-2332

Delivery of this form to an address other than as set forth above or transmission of this form via a facsimile number other than as set forth above, will not constitute a valid delivery. Deliveries to the Company, the Information Agent, or the book-entry transfer facility will not be forwarded to the Depositary and will not constitute a valid delivery.

This form is not to be used to guarantee signatures.

NOTICE OF GUARANTEED DELIVERY

By signing this Notice of Guaranteed Delivery, you tender to ASA Limited at a price per share equal to 98% of the net asset value per share as determined by the Company at the close of regular trading on the New York Stock Exchange on October 2, 2009, or such later date to which the Offer may be extended, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated September 1, 2009, and in the related Letter of Transmittal, receipt of which you hereby acknowledge, the number of shares specified below pursuant to the guaranteed delivery procedure described in Section 2 of the Offer to Purchase.

[ ] Check here if shares will be tendered by
book-entry transfer	Signature

Number of Shares Tendered	Name(s) of Tendering Institution

Certificate Numbers (if available)	(Address)

DRS Transaction Advice Numbers	(Zip Code)
(if applicable)

(Area Code and Telephone Number)
Account Number

GUARANTEE OF DELIVERY

The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program, or a bank, broker, dealer, credit union, savings association or other entity that is also an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each of the foregoing institutions constituting an “eligible institution”), hereby (a) guarantees to deliver to the Depositary certificates representing the shares tendered hereby, in proper form for transfer, or a confirmation that the shares tendered have been delivered pursuant to the procedure for book-entry transfer described in the Offer to Purchase into the Depositary’s account at the book-entry transfer facility, in each case together with a properly completed and duly executed Letter of Transmittal, or an agent’s message in the case of a book-entry transfer, and any other required documents, all within three (3) New York Stock Exchange trading days after the date of receipt by the Depositary of this Notice of Guaranteed Delivery, and (b) represents and warrants that such tender of shares complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended.

The eligible institution that completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and must deliver all required documents to the Depositary within the time period set forth in the Offer to Purchase. Failure to do so could result in a financial loss to the eligible institution.

(Name of Firm)

(Authorized Signature)

(Name)

(Address)

(Zip Code)

(Area Code and Telephone Number)

Dated: ________________, 2009

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “eligible guarantor institution” under the instructions to the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Do not send share certificates with this Notice of Guaranteed Delivery.

Share certificates should be sent with the Letter of Transmittal.